Exhibit 99.1

CIM Commercial Trust Corporation Reports 2020 First Quarter Results

Dallas—(May 11, 2020) CIM Commercial Trust Corporation (NASDAQ: CMCT and TASE: CMCT-L) (“we”, “our”, “CMCT”, “CIM Commercial”, or the “Company”), a real estate investment trust (“REIT”) that primarily acquires, owns, and operates Class A and creative office assets in vibrant and improving metropolitan communities throughout the United States, today reported operating results for the three months ended March 31, 2020.

First Quarter 2020 Highlights

•                  Annualized rent per occupied square foot(1) on a same-store(2) basis increased 12.3% to $50.20 as of March 31, 2020 compared to $44.72 as of March 31, 2019.

•                  Our same-store(2) office portfolio was 86.1% leased as of March 31, 2020 compared to 96.7% as of March 31, 2019.  The decrease is primarily due to the repositioning of an office property in Los Angeles, California.

•                  During the first quarter of 2020, we executed 9,232 square feet of leases with terms longer than 12 months, of which 8,254 square feet were recurring leases executed at our same-store(2) office portfolio, representing same-store(2) cash rent growth per square foot of 13.7%.

•                  Net loss attributable to common stockholders was $(6,787,000), or $(0.46) per diluted share, for the first quarter of 2020 compared to net income attributable to common stockholders of $287,631,000, or $18.90 per diluted share, for the first quarter of 2019.

•                  Same-store(2) office segment net operating income(3) (“NOI”) decreased 6.2%, while same-store(2) office cash NOI(4) decreased 7.5%, for the first quarter of 2020 as compared to the corresponding period in 2019.

•                  Funds from operations (“FFO”) attributable to common stockholders(5) was $(1,529,000), or $(0.10) per diluted share, for the first quarter of 2020 compared to $(14,120,000), or $(0.97) per diluted share, for the first quarter of 2019.

•                  Core FFO attributable to common stockholders(6) was $(1,358,000), or $(0.09) per diluted share, for the first quarter of 2020 compared to $9,513,000, or $0.61 per diluted share, for the first quarter of 2019.

Management Commentary

“Although we anticipate an impact on our second quarter results from COVID-19 disruption, we are pleased that we have collected approximately 90.0% of April rent to date, excluding parking,” said David Thompson, CIM Commercial’s Chief Executive Officer.

“We will continue to work with our tenants to maximize collections and maintain our current occupancy levels.  We believe we are well-positioned to navigate through this challenging time given our high-quality assets and flexible sources of capital. We have taken steps to reduce costs and bolster our liquidity, including eliminating the base service fee payable to our Operator. Given our access to capital and our advisor’s sourcing capabilities, we are working to position the Company to capitalize on future opportunities.”

Elimination of Base Service Fee

On May 11, 2020, we amended our master services agreement to replace the base service fee, which was $1,128,000 per year, subject to adjustment for inflation, with an incentive fee pursuant to which we will pay, on a quarterly basis, 15.00% of CIM Commercial’s quarterly core funds from operations in excess of a quarterly threshold equal to 1.75% (i.e., 7.00% on an annualized basis) of CIM Commercial’s average adjusted common stockholders’ equity (i.e., common stockholders’ equity plus accumulated depreciation and amortization) for such quarter. The amendment is effective as of April 1, 2020. The incentive fee hurdle for the first quarter of 2020 would have been $0.23 per share of common stock based on CIM Commercial’s average adjusted common stockholders’ equity for such quarter. Based on the expected performance of the Company for the rest of 2020, we do not anticipate paying any incentive fee in 2020.

Financial Highlights

As of March 31, 2020, our real estate portfolio consisted of 11 assets, all of which are fee-simple properties.  The portfolio included 9 office properties (including one development site, which is being used as a parking lot), totaling approximately 1.3 million rentable square feet, and one hotel, with an ancillary parking garage, which has 503 rooms.  We also own and operate a lending business.

First Quarter 2020

Net loss attributable to common stockholders was $(6,787,000), or $(0.46) per diluted share of common stock, for the three months ended March 31, 2020, compared to net income attributable to common stockholders of $287,631,000, or $18.90 per diluted share of common stock, for the three months ended March 31, 2019.  The decrease is primarily attributable to a decrease of $377,581,000 in gain on sale of real estate, a decrease of $13,280,000 in segment NOI(3), an increase of $1,194,000 in redeemable preferred stock dividends declared or accumulated, and a decrease of $318,000 in interest and other income not allocated to our operating segments, partially offset by a decrease of $66,200,000 in impairment of real estate, a decrease of $25,071,000 in loss on early extinguishment of debt, a decrease of $4,372,000 in depreciation and amortization, a decrease of $1,792,000 in asset management and other fees to related parties not allocated to our operating segments, a decrease of $587,000 in interest expense not allocated to our operating segments, and a decrease of $340,000 in provision for income taxes.

FFO attributable to common stockholders(5) was $(1,529,000), or $(0.10) per diluted share of common stock, for the three months ended March 31, 2020, compared to $(14,120,000), or $(0.97) per diluted share of common stock, for the three months ended March 31, 2019. The increase in FFO attributable to common stockholders(5) is primarily attributable to a decrease of $25,071,000 in loss on early extinguishment of debt, a decrease of $1,792,000 in asset management and other fees to related parties not allocated to our operating segments, a decrease of $587,000 in interest expense not allocated to our operating segments, and a decrease of $340,000 in provision for income taxes, partially offset by a decrease of $13,280,000 in segment NOI(3), an increase of $1,194,000 in redeemable preferred stock dividends declared or accumulated, and a decrease of $318,000 in interest and other income not allocated to our operating segments.

Core FFO attributable to common stockholders(6) was $(1,358,000), or $(0.09) per diluted share of common stock, for the three months ended March 31, 2020, compared to $9,513,000, or $0.61 per diluted share of common stock, for the three months ended March 31, 2019. The decrease in core FFO attributable to common stockholders(6) is primarily attributable to a decrease of $13,280,000 in segment NOI(3), an increase of $1,194,000 in redeemable preferred stock dividends declared or accumulated, and a decrease of $318,000 in interest and other income not allocated to our operating segments, partially offset by a decrease of $2,073,000 in interest expense not allocated to our operating segments, adjusted to exclude a gain related to the termination of interest rate swaps during the three months ended March 31, 2019, a decrease of $1,792,000 in asset management and other fees to related parties not allocated to our operating segments, and a decrease of $340,000 in provision for income taxes.

Segment Information

Our reportable segments during the three months ended March 31, 2020 and 2019 consisted of two types of commercial real estate properties, namely, office and hotel, as well as a segment for our lending business. Net loss attributable to common stockholders was $(6,787,000), or $(0.46) per diluted share of common stock, for the three months ended March 31, 2020, compared to net income attributable to common stockholders of $287,631,000, or $18.90 per diluted share of common stock, for the three months ended March 31, 2019, which represents a decrease of $294,418,000, or $19.36 per diluted share of common stock. Total segment NOI(3) was $11,535,000 for the three months ended March 31, 2020, compared to $24,815,000 for the three months ended March 31, 2019.

Office

Same-Store

Same-store(2) office segment NOI(3) decreased 6.2%, while same-store(2) office cash NOI(4) decreased 7.5% for the three months ended March 31, 2020 compared to the three months ended March 31, 2019. The decrease in same-store(2) office segment NOI(3) is primarily due to lower revenues and higher expenses at an office property in Los Angeles, California and an increase in payroll costs at one of our properties, partially offset by increases in rental revenue at certain of our properties due to increases in rental rates as a result of leasing activity and an increase in expense reimbursements at certain of our properties. The office property in Los Angeles, California is being repositioned into vibrant, collaborative office space after the expiration in April 2019 of a lease agreement for 100% of such property, which space has been partially occupied by an affiliate of the Company since May 2019.

At March 31, 2020, the Company’s same-store(2) office portfolio was 85.8% occupied, a decrease of 960 basis points year-over-year on a same-store(2) basis, and 86.1% leased, a decrease of 1060 basis points year-over-year on a same-store(2) basis. The annualized rent per occupied square foot(1) on a same-store(2) basis was $50.20 at March 31, 2020 compared to $44.72 at March 31, 2019. During the three months ended March 31, 2020, the Company executed 8,254 square feet of recurring leases at our same-store(2) office portfolio, representing same-store(2) cash rent growth per square foot of 13.7%.

Total

Office segment NOI(3) decreased to $8,753,000 for the three months ended March 31, 2020, from $19,732,000 for the three months ended March 31, 2019. The decrease is primarily due to the sale of three office properties and a parking garage in Oakland, California, the sale of an office property in Washington, D.C., and the sale of an office property in San Francisco, California, all of which were consummated in March 2019, the sale of an office property in Oakland, California, which was consummated in May 2019, the sale of two office properties in Washington, D.C., which was consummated in July 2019, lower revenues and higher expenses at an office property in Los Angeles, California, and an increase in payroll costs at one of our properties, partially offset by increases in rental revenue at certain of our properties due to increases in rental rates as a result of leasing activity and an increase in expense reimbursements at certain of our properties. The office property in Los Angeles, California is being repositioned into vibrant, collaborative office space after the expiration in April 2019 of a lease agreement for 100% of such property, which space has been partially occupied by an affiliate of the Company since May 2019.

Hotel

Hotel segment NOI(3) decreased to $1,771,000 for the three months ended March 31, 2020, from $3,881,000 for the three months ended March 31, 2019, primarily due to a decrease in occupancy and average daily rate in March 2020 as compared to March 2019 as a result of the outbreak of the novel coronavirus (“COVID-19”).

Lending

Our lending segment primarily consists of our SBA 7(a) lending platform, which is a national lender that primarily originates loans to small businesses in the hospitality industry. Lending segment NOI(3) was $1,011,000 for the three months ended March 31, 2020, compared to $1,202,000 for the three months ended March 31, 2019. The decrease is primarily due to a decrease in premium income from the sale of the guaranteed portion of our SBA 7(a) loans and a decrease in interest income resulting from a decrease in the prime rate, partially offset by a decrease in interest expense as a result of a reduction in the outstanding balances of our SBA 7(a) loan-backed notes and secured borrowings and a reduction in loan losses.

Debt and Equity

During the three months ended March 31, 2020, we issued 366,991 shares of Series A preferred stock, 118,911 Series A preferred warrants, each of which allows the holder to purchase 0.25 shares of our common stock, and 5,980 shares of Series D preferred stock for aggregate net proceeds of $8,416,000. Net proceeds represent gross proceeds offset by costs specifically identifiable to the offering of Series A preferred stock, Series A preferred warrants and Series D preferred stock, such as commissions, dealer manager fees, and other offering fees and expenses.

Dividends

On January 28, 2020, we declared a quarterly cash dividend of $0.34375 per share of our Series A preferred stock, or portion thereof for issuances during the period from January 1, 2020 to March 31, 2020. The dividend was paid as follows: $0.114583 per share on February 18, 2020 to stockholders of record at the close of business on February 5, 2020, $0.114583 per share on March 16, 2020 to stockholders of record at the close of business on March 5, 2020, and $0.114583 per share on April 15, 2020 to stockholders of record at the close of business on April 5, 2020.

On March 2, 2020, we declared a quarterly cash dividend of $0.075 per share of our common stock, which was paid on March 25, 2020 to stockholders of record at the close of business on March 13, 2020.

On March 2, 2020, we declared a quarterly cash dividend of $0.34375 per share of our Series A preferred stock, or portion thereof for issuances during the period from April 1, 2020 to June 30, 2020. The dividend is payable as follows: $0.114583 per share on May 15, 2020 to stockholders of record at the close of business on May 5, 2020, $0.114583 per share on June 15, 2020 to stockholders of record at the close of business on June 5, 2020, and $0.114583 per share on July 15, 2020 to stockholders of record at the close of business on July 5, 2020.

On March 2, 2020, we declared a quarterly cash dividend of $0.353125 per share of our Series D preferred stock, or portion thereof for issuances during the period from February 1, 2020 to June 30, 2020. The dividend is payable as follows: $0.117708 per share on March 16, 2020 to stockholders of record at the close of business on March 5, 2020, $0.117708 per share on April 15, 2020 to stockholders of record at the close of business on April 5, 2020, $0.117708 per share on May 15, 2020 to stockholders of record at the close of business on May 5, 2020, $0.117708 per share on June 15, 2020 to stockholders of record at the close of business on June 5, 2020, and $0.117708 per share on July 15, 2020 to stockholders of record at the close of business on July 5, 2020.

About CIM Commercial

CIM Commercial is a real estate investment trust that primarily acquires, owns, and operates Class A and creative office assets in vibrant and improving metropolitan communities throughout the United States. Its properties are primarily located in Los Angeles and the San Francisco Bay Area. CIM Commercial is operated by affiliates of CIM Group, L.P., a vertically-integrated owner and operator of real assets with multi-disciplinary expertise and in-house research, acquisition, credit analysis, development, finance, leasing, and onsite property management capabilities (www.cimcommercial.com).

Definitions

(1)                                 Annualized rent per occupied square foot represents gross monthly base rent under leases commenced as of the specified periods, multiplied by twelve. This amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. Annualized rent for certain office properties includes rent attributable to retail.

(2)                                 Same-store properties are properties that we have owned and operated in a consistent manner and reported in our consolidated results during the entire span of the periods being reported. We excluded from our same-store property set this quarter any properties (i) acquired on or after January 1, 2019; (ii) sold or otherwise removed from our consolidated financial statements on or before March 31, 2020; or (iii) that underwent a major repositioning project we believed significantly affected its results at any point during the period commencing on January 1, 2019 and ending on March 31, 2020. When determining our same-store properties as of March 31, 2020, no properties were excluded pursuant to (i) and (iii) above and ten properties were excluded from the 2019 period pursuant to (ii) above.

(3)                                 Segment net operating income (“segment NOI”): for our real estate segments represents rental and other property income and expense reimbursements less property related expenses and excludes non-property income and expenses, interest expense, depreciation and amortization, corporate related general and administrative expenses, gain (loss) on sale of real estate, gain (loss) on early extinguishment of debt, impairment of real estate, transaction costs, and provision for income taxes. For our lending segment, segment NOI represents interest income net of interest expense and general overhead expenses. Please see our reconciliations of office, hotel, lending, and total cash NOI to segment NOI and net income (loss) attributable to common stockholders starting on page 12.

(4)                                 Cash net operating income (“cash NOI”): for our real estate segments represents segment NOI adjusted to exclude the effect of the straight lining of rents, acquired above/below market lease amortization and other adjustments required by GAAP. For our lending segment, there is no distinction between cash NOI and segment NOI. Please see our reconciliations of office, hotel, lending, and total cash NOI to segment NOI and net income (loss) attributable to common stockholders starting on page 12.

(5)                                 Funds from operations attributable to common stockholders (“FFO attributable to common stockholders”) represents net income (loss) attributable to common stockholders, computed in accordance with generally accepted accounting principles (“GAAP”), which reflects the deduction of redeemable preferred stock dividends declared or accumulated and redeemable preferred stock deemed dividends, excluding gains (or losses) from sales of real estate, impairment of real estate, and real estate depreciation and amortization. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (the “NAREIT”). Please see our reconciliations of net income (loss) attributable to common stockholders to FFO attributable to common stockholders starting on page 10, and the discussion of the benefits and limitations of FFO as a supplemental measure of operating performance.

(6)                                 Core FFO attributable to common stockholders (“core FFO”) represents FFO attributable to common stockholders (computed as described above), excluding gain (loss) on early extinguishment of debt, redeemable preferred stock redemptions, redeemable preferred stock deemed dividends, gain (loss) on termination of interest rate swaps, and transaction costs. Please see our reconciliations of net income (loss) attributable to common stockholders to core FFO attributable to common stockholders starting on page 11, and the discussion of the benefits and limitations of core FFO as a supplemental measure of operating performance.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements about CIM Commercial’s outlook for net income (loss), NOI and derivations thereof.  Such forward-looking statements are based on particular assumptions that management of CIM Commercial has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. Forward-looking statements are necessarily estimates reflecting the judgment of CIM Commercial’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These risks and uncertainties include those associated with (i) the scope, severity and duration of the current pandemic of the novel coronavirus, or COVID-19, and actions taken to contain the pandemic or mitigate its impact, (ii) the potential adverse effect of the COVID-19 pandemic on the financial condition, results of operations, cash flows and performance of CIM Commercial and its tenants and business partners, the real estate market and the global economy and financial markets, (iii) the timing, form, and operational effects of CIM Commercial’s development activities, (iv) the ability of CIM Commercial to raise in place rents to existing market rents, (v) fluctuations in market rents, including as a result of COVID-19, and (vi) general economic, market and other conditions. The forward-looking statements included herein are based on current expectations and there can be no assurance that these expectations will be attained. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this earnings release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved. For a further list and description of the risks and uncertainties inherent in forward-looking statements, see CIM Commercial’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Forward-looking statements are not guarantees of performance or results and speak only as of the date such statements are made. CIM Commercial undertakes no obligation to publicly update or release any revisions to its forward-looking statements, whether to reflect new information, future events, changes in assumptions or circumstances or otherwise, except as required by law.

For CIM Commercial Trust Corporation

Media Relations:
Bill Mendel, 212-397-1030
bill@mendelcommunications.com

or

Shareholder Relations:

Steve Altebrando, 646-652-8473
shareholders@cimcommercial.com

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited and in thousands, except share and per share amounts)

	March 31, 2020	December 31, 2019
ASSETS
Investments in real estate, net	$509,278	$508,707
Cash and cash equivalents	22,758	23,801
Restricted cash	10,430	12,146
Loans receivable, net	65,170	68,079
Accounts receivable, net	3,528	3,520
Deferred rent receivable and charges, net	35,690	34,857
Other intangible assets, net	6,813	7,260
Other assets	9,875	9,222
TOTAL ASSETS	$663,542	$667,592
LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY
LIABILITIES:
Debt, net	$307,899	$307,421
Accounts payable and accrued expenses	17,027	24,309
Intangible liabilities, net	1,028	1,282
Due to related parties	10,317	9,431
Other liabilities	9,553	10,113
Total liabilities	345,824	352,556
COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK: Series A cumulative redeemable preferred stock, $0.001 par value; 36,000,000 shares authorized; 1,692,338 and 1,687,938 shares issued and outstanding, respectively, at March 31, 2020 and 1,630,821 and 1,630,421 shares issued and outstanding, respectively, at December 31, 2019; liquidation preference of $25.00 per share, subject to adjustment	38,179	36,841
EQUITY:
Series A cumulative redeemable preferred stock, $0.001 par value; 36,000,000 shares authorized; 3,159,029 and 3,138,916 shares issued and outstanding, respectively, at March 31, 2020 and 2,853,555 and 2,837,094 shares issued and outstanding, respectively, at December 31, 2019; liquidation preference of $25.00 per share, subject to adjustment	78,160	70,633
Series D cumulative redeemable preferred stock, $0.001 par value; 32,000,000 shares authorized; 5,980 shares issued and outstanding at March 31, 2020 and 0 shares issued and outstanding at December 31, 2019; liquidation preference of $25.00 per share, subject to adjustment	150	—
Series L cumulative redeemable preferred stock, $0.001 par value; 9,000,000 shares authorized; 8,080,740 and 5,387,160 shares issued and outstanding, respectively, at March 31, 2020 and December 31, 2019; liquidation preference of $28.37 per share, subject to adjustment	152,834	152,834
Common stock, $0.001 par value; 900,000,000 shares authorized; 14,602,149 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	15	15
Additional paid-in capital	794,269	794,825
Distributions in excess of earnings	(746,398)	(740,617)
Total stockholders’ equity	279,030	277,690
Noncontrolling interests	509	505
Total equity	279,539	278,195
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY	$663,542	$667,592

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(Unaudited and in thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019
REVENUES:
Rental and other property income	$14,819	$33,581
Hotel income	7,759	9,804
Interest and other income	2,957	3,892
	25,535	47,277
EXPENSES:
Rental and other property operating	12,515	20,253
Asset management and other fees to related parties	4,139	5,886
Interest	3,167	4,045
General and administrative	1,734	1,788
Transaction costs	—	44
Depreciation and amortization	5,258	9,630
Loss on early extinguishment of debt	—	25,071
Impairment of real estate	—	66,200
	26,813	132,917
Gain on sale of real estate	—	377,581
(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES	(1,278)	291,941
Provision for income taxes	(22)	318
NET (LOSS) INCOME	(1,256)	291,623
Net (income) loss attributable to noncontrolling interests	(4)	174
NET (LOSS) INCOME ATTRIBUTABLE TO THE COMPANY	(1,260)	291,797
Redeemable preferred stock dividends declared or accumulated	(5,356)	(4,162)
Redeemable preferred stock deemed dividends	(161)	—
Redeemable preferred stock redemptions	(10)	(4)
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(6,787)	$287,631
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS PER SHARE:
Basic	$(0.46)	$19.70
Diluted	$(0.46)	$18.90
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	14,598	14,598
Diluted	14,599	15,245

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Earnings Per Share

(Unaudited and in thousands, except per share amounts)

Earnings per share (“EPS”) for the year-to-date period may differ from the sum of quarterly EPS amounts due to the required method for computing EPS for the respective periods. In addition, EPS is calculated independently for each component and may not be additive due to rounding.  The following table reconciles the numerator and denominator used in computing our basic and diluted per-share amounts for net income (loss) attributable to common stockholders for the three months ended March 31, 2020 and 2019:

	Three Months Ended March 31,
	2020	2019
Numerator:
Net (loss) income attributable to common stockholders	$(6,787)	$287,631
Redeemable preferred stock dividends declared on dilutive shares (a)	(1)	492
Diluted net (loss) income attributable to common stockholders	$(6,788)	$288,123
Denominator:
Basic weighted average shares of Common Stock outstanding	14,598	14,598
Effect of dilutive securities—contingently issuable shares (a)	1	647
Diluted weighted average shares and common stock equivalents outstanding	14,599	15,245
Net (loss) income attributable to common stockholders per share:
Basic	$(0.46)	$19.70
Diluted	$(0.46)	$18.90

(a)                                 For the three months ended March 31, 2020 and 2019, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted net income (loss) attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Funds from Operations

(Unaudited and in thousands, except per share amounts)

We believe that FFO is a widely recognized and appropriate measure of the performance of a REIT and that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO represents net income (loss) attributable to common stockholders, computed in accordance with generally accepted accounting principles (“GAAP”), which reflects the deduction of redeemable preferred stock dividends declared or accumulated and redeemable preferred stock deemed dividends, excluding gains (or losses) from sales of real estate, impairment of real estate, and real estate depreciation and amortization. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (the “NAREIT”).

Like any metric, FFO should not be used as the only measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our real estate properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate FFO in accordance with the standards established by the NAREIT; accordingly, our FFO may not be comparable to the FFOs of other REITs. Therefore, FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  The following table sets forth a reconciliation of net income (loss) attributable to common stockholders to FFO attributable to common stockholders for the three months ended March 31, 2020 and 2019:

	Three Months Ended March 31,
	2020	2019
Numerator:
Net (loss) income attributable to common stockholders (a)	$(6,787)	$287,631
Depreciation and amortization	5,258	9,630
Impairment of real estate	—	66,200
Gain on sale of depreciable assets	—	(377,581)
FFO attributable to common stockholders (a)	$(1,529)	$(14,120)
Redeemable preferred stock dividends declared on dilutive shares (b)	(1)	(1)
Diluted FFO attributable to common stockholders	$(1,530)	$(14,121)
Denominator:
Basic weighted average shares of Common Stock outstanding	14,598	14,598
Effect of dilutive securities—contingently issuable shares (b)	1	1
Diluted weighted average shares and common stock equivalents outstanding	14,599	14,599
FFO attributable to common stockholders per share:
Basic	$(0.10)	$(0.97)
Diluted	$(0.10)	$(0.97)

(a)                                 In connection with the sale of certain properties during the three months ended March 31, 2019, we recognized a $25,071,000, or $1.72 per diluted share of common stock, loss on early extinguishment of debt primarily related to the legal defeasance and prepayment of mortgage loans collateralized by such properties. Such loss on early extinguishment of debt is included in, and has the effect of reducing, net income attributable to common stockholders and FFO attributable to common stockholders, because loss on early extinguishment of debt is not an adjustment prescribed by NAREIT.

(b)                                 For the three months ended March 31, 2020 and 2019, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Core Funds from Operations

(Unaudited and in thousands, except per share amounts)

In addition to calculating FFO in accordance with the standards established by NAREIT, we also calculate a supplemental FFO metric we call core FFO attributable to common stockholders. Core FFO attributable to common stockholders represents FFO attributable to common stockholders, computed in accordance with NAREIT’s standards, excluding losses (or gains) on early extinguishment of debt, redeemable preferred stock redemptions, redeemable preferred stock deemed dividends, gains (or losses) on termination of interest rate swaps, and transaction costs. We believe that core FFO is a useful metric for securities analysts, investors and other interested parties in the evaluation of our Company as it excludes from FFO the effect of certain amounts that we believe are non-recurring, are non-operating in nature as they relate to the manner in which we finance our operations, or transactions outside of the ordinary course of business.

Like any metric, core FFO should not be used as the only measure of our performance because, in addition to excluding those items prescribed by NAREIT when calculating FFO, it excludes amounts incurred in connection with non-recurring special projects, prepaying or defeasing our debt, repurchasing our preferred stock, and adjusting the carrying value of our preferred stock classified in temporary equity to its redemption value, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate core FFO in the same manner as we do, or at all; accordingly, our core FFO may not be comparable to the core FFOs of other REITs who calculate such a metric. Therefore, core FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. Core FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. The following table sets forth a reconciliation of net income (loss) attributable to common stockholders to core FFO attributable to common stockholders for the three months ended March 31, 2020 and 2019:

	Three Months Ended
	March 31,
	2020	2019
Numerator:
Net (loss) income attributable to common stockholders	$(6,787)	$287,631
Depreciation and amortization	5,258	9,630
Impairment of real estate	—	66,200
Gain on sale of depreciable assets	—	(377,581)
FFO attributable to common stockholders	$(1,529)	$(14,120)
Loss on early extinguishment of debt	—	25,071
Redeemable preferred stock redemptions	10	4
Redeemable preferred stock deemed dividends	161	—
(Gain) loss on termination of interest rate swaps	—	(1,486)
Transaction costs	—	44
Core FFO attributable to common stockholders	$(1,358)	$9,513
Redeemable preferred stock dividends declared on dilutive shares (a)	(1)	491
Dilutive Core FFO attributable to common stockholders	$(1,359)	$10,004
Denominator:
Basic weighted average shares of common stock outstanding	14,598	14,598
Effect of dilutive securities-contingently issuable shares (a)	1	1,696
Diluted weighted average shares and common stock equivalents outstanding	14,599	16,294
Core FFO attributable to common stockholders per share:
Basic	$(0.09)	$0.65
Diluted	$(0.09)	$0.61

(a)                                 For the three months ended March 31, 2020 and 2019, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Reconciliation of Net Operating Income

(Unaudited and in thousands)

We internally evaluate the operating performance and financial results of our real estate segments based on segment NOI, which is defined as rental and other property income and expense reimbursements less property related expenses and excludes non-property income and expenses, interest expense, depreciation and amortization, corporate related general and administrative expenses, gain (loss) on sale of real estate, gain (loss) on early extinguishment of debt, impairment of real estate, transaction costs, and provision for income taxes. For our lending segment, we define segment NOI as interest income net of interest expense and general overhead expenses. We also evaluate the operating performance and financial results of our operating segments using cash basis NOI, or “cash NOI”. For our real estate segments, we define cash NOI as segment NOI adjusted to exclude the effect of the straight lining of rents, acquired above/below market lease amortization and other adjustments required by GAAP.

Segment NOI and cash NOI are not measures of operating results or cash flows from operating activities as measured by GAAP and should not be considered alternatives to income from continuing operations, or to cash flows as a measure of liquidity, or as an indication of our performance or of our ability to pay dividends. Companies may not calculate segment NOI or cash NOI in the same manner. We consider segment NOI and cash NOI to be useful performance measures to investors and management because, when compared across periods, they reflect the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Additionally, we believe that cash NOI is helpful to investors because it eliminates straight line rent and other non-cash adjustments to revenue and expenses.

Below is a reconciliation of cash NOI to segment NOI and net income (loss) attributable to the Company for the three months ended March 31, 2020 and 2019.

	Three Months Ended March 31, 2020
	Same-Store Office	Non-Same- Store Office	Total Office	Hotel	Lending	Total

Cash net operating income excluding lease termination income	$7,884	$52	$7,936	$1,772	$1,011	$10,719
Cash lease termination income	—	—	—	—	—	—
Cash net operating income	7,884	52	7,936	1,772	1,011	10,719
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	817	—	817	(1)	—	816
Straight line lease termination income	—	—	—	—	—	—
Segment net operating income	8,701	52	8,753	1,771	1,011	11,535
Interest and other income						1
Asset management and other fees to related parties						(3,457)
Interest expense						(2,876)
General and administrative						(1,223)
Depreciation and amortization						(5,258)
Loss before provision for income taxes						(1,278)
Provision for income taxes						22
Net loss						(1,256)
Net income attributable to noncontrolling interests						(4)
Net loss attributable to the Company						$(1,260)

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Reconciliation of Net Operating Income (Continued)

(Unaudited and in thousands)

	Three Months Ended March 31, 2019
	Same-Store Office	Non-Same- Store Office	Total Office	Hotel	Lending	Total

Cash net operating income excluding lease termination income	$8,523	$11,016	$19,539	$3,881	$1,202	$24,622
Cash lease termination income	—	—	—	—	—	—
Cash net operating income	8,523	11,016	19,539	3,881	1,202	24,622
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	758	(565)	193	—	—	193
Straight line lease termination income	—	—	—	—	—	—
Segment net operating income	9,281	10,451	19,732	3,881	1,202	24,815
Interest and other income						319
Asset management and other fees to related parties						(5,249)
Interest expense						(3,463)
General and administrative						(1,117)
Transaction costs						(44)
Depreciation and amortization						(9,630)
Loss on early extinguishment of debt						(25,071)
Impairment of real estate						(66,200)
Gain on sale of real estate						377,581
Income before provision for income taxes						291,941
Provision for income taxes						(318)
Net income						291,623
Net loss attributable to noncontrolling interests						174
Net income attributable to the Company						$291,797